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EXHIBIT 3.11

CERTIFICATE OF INCORPORATION

OF

CYANTEK CHEMICALS CORPORATION

* * * * *

        FIRST: The name of the Corporation is CYANTEK CHEMICALS CORPORATION.

        SECOND: The address of the Corporation's registered office is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware, and the name of its registered agent thereat is The Corporation Trust Company.

        THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

        FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is one thousand (1,000) shares of common stock of the par value of one cent ($0.01) per share.

        FIFTH: The name and mailing address of the incorporator is James Modlin, One Wall Street, New York, New York 10005.

        SIXTH: The Board of Directors is expressly authorized to make, alter, amend or repeal the By-Laws of the Corporation.

        SEVENTH: To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the Delaware General Corporation Law is amended after stockholder approval of this provision to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of directors, then the liability of directors of the Corporation shall be eliminated or limited to the full extent permitted by the Delaware General Corporation law, as so amended. Any repeal or modification of this Article, or the adoption of any statute which eliminates or reduces the effect of this Article, shall have prospective effect only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal, modification or adoption.

        IN WITNESS WHEREOF, I have made and signed this Certificate of Incorporation on this 25th day of January, 1988.

/s/ JAMES MODLIN James Modlin Incorporator

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION

OF

CYANTEK CHEMICALS CORPORATION

(Before Payment of Capital)

        I, James Modlin, being the sole incorporator of CYANTEK CHEMICALS CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company"), DO HEREBY CERTIFY:

        FIRST: That on February 1, 1988, I adopted the following amendment to the Certificate of Incorporation of CYANTEK CHEMICALS CORPORATION:

        THAT Article First of the Certificate of Incorporation be amended to read as follows:

        FIRST: The name of the corporation is CYANTEK CORPORATION.

        SECOND: That the corporation has not received any payment for any of its stock.

        THIRD: That the amendment was duly adopted in accordance with the provisions of section 241 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, I have signed this certificate on this 1st day of February, 1988.

/s/ JAMES MODLIN James Modlin Incorporator

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 03:00 PM 05/16/1994 944086864 - 2150355

CERTIFICATE

FOR RENEWAL AND REVIVAL OF CERTIFICATE OF INCORPORATION

Cyantek Corporation, a corporation organized under the laws of Delaware, the Certificate of Incorporation of which was filed in the office of the Secretary of State an the 27th day of January, 1988 and thereafter voided for non-payment of taxes, now desiring to procure a revival of its Certificate of Incorporation, hereby certifies as follows:

  1.
  The name of the corporation is Cyantek Corporation.

  2.
  Its registered office in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, City of Wilmington. County of New Castle and the name of its registered agent at such address is The Corporation Trust Company.

  3.
  The date when revival of the Certificate of Incorporation of this corporation is to commence is the 28th day of February, 1994, same being prior to the date the Certificate of Incorporation became void. Revival of the Certificate of Incorporation is to be perpetual.

  4.
  This corporation was duly organized under the laws of Delaware and carried on the business authorized by its Certificate of Incorporation until the 1st day of March, 1994, at which time its Certificate of Incorporation became inoperative and void for non-payment of taxes and this Certificate of Renewal and Revival Is filed by authority of the duly elected directors of the corporation in accordance with the laws of Delaware.

        IN WITNESS WHEREOF, said Cyantek Corporation, in compliance with Section 312 of Title 8 of the Delaware Code, has caused this Certificate to be signed by Thomas J. Riordan, its last and acting Vice President and attested by Mary E. Willard, its last and acting Assistant Secretary, this 11th day of May, 1994.

CYANTEK CORPORATION
		By:	/s/ THOMAS J. RIORDAN Thomas J. Riordan Vice President
ATTEST:
By:	/s/ MARY E. WILLARD Mary E. Willard Assistant Secretary

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  EXHIBIT 3.11